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                                                                   EXHIBIT 99.13


                   Certification of Periodic Financial Reports

I, Robert L. Waltrip, of Service Corporation International, certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003 (the "Periodic Report") which this statement accompanies fully complies with the requirements of
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

         (2) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of Service Corporation International.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

A signed original of this written statement required by Section 906 has been provided to Service Corporation International and will be retained by Service Corporation International and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:  May 9, 2003


                                               /s/ Robert L. Waltrip
                                               ---------------------
                                               Robert L. Waltrip
                                               Chairman of the Board and
                                               Chief Executive Officer